Exhibit 99.2

August 18, 2021	FOR IMMEDIATE RELEASE

The Chemours Company Announces Completion of Private Offering of

$650 Million Aggregate Principal Amount of 4.625% Senior Unsecured Notes Due 2029

WILMINGTON, Del. August 18, 2021/PRNewswire/ – The Chemours Company (“Chemours”) (NYSE: CC), a global chemistry company with leading market positions in Titanium Technologies, Thermal & Specialized Solutions, Advanced Performance Materials, and Chemical Solutions, today announced it has completed its previously announced private offering (the “offering”) of $650 million in aggregate principal amount of 4.625% senior unsecured notes due 2029 that was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The notes are Chemours’ senior unsecured obligations and are guaranteed by certain of its subsidiaries.

The net proceeds of the offering are expected to be used, together with cash on hand, (i) to fund the purchase price and accrued and unpaid interest for any and all of Chemours’ outstanding 7.000% senior notes due 2025 (the “existing 2025 notes”) validly tendered and accepted for payment pursuant to Chemours’ previously announced cash tender offer for any and all of the existing 2025 notes (the “Tender Offer”) and (ii) to the extent applicable, to fund the redemption price and accrued and unpaid interest for any existing 2025 notes that remain outstanding after the completion or termination of the Tender Offer.

The notes and the related guarantees have not been, and will not be, registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws. The notes were offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons in accordance with Regulation S under the Securities Act.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This press release is not an offer to purchase or the solicitation of an offer to sell any of the existing 2025 notes. The Tender Offer referenced herein is being made only by and pursuant to the terms of the applicable Offer to Purchase and Consent Solicitation Statement. The statements in this press release with respect to the redemption of the existing 2025 notes do not constitute a notice of redemption under the indenture governing the existing 2025 notes. Any such notice has or will be sent to holders of existing 2025 notes only in accordance with the provisions of such indenture.

About The Chemours Company

The Chemours Company (NYSE: CC) is a global leader in Titanium Technologies, Thermal & Specialized Solutions, Advanced Performance Materials, and Chemical Solutions, providing its customers with solutions in a wide range of industries with market-defining products, application expertise and chemistry-based innovations. Chemours delivers customized solutions with a wide range of industrial and specialty chemicals products for markets, including coatings, plastics, refrigeration and air conditioning, transportation, semiconductor and consumer electronics, general industrial, mining, and oil and gas. Our flagship products include prominent brands such as Ti-Pure™, Opteon™, Freon™, Teflon™, Viton™, Nafion™, and Krytox™. In 2019, Chemours was named to Newsweek’s list of America’s Most Responsible Companies. Chemours has approximately 6,500 employees and 30 manufacturing sites serving approximately 3,300 customers in approximately 120 countries. Chemours is headquartered in Wilmington, Delaware and is listed on the NYSE under the symbol CC.

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to a historical or current fact. The words “believe,” “expect,” “will,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify “forward-looking statements,” which speak only as of the date such statements were made. These forward-looking statements may address, among other things, the outcome or resolution of any pending or future environmental liabilities, the commencement, outcome or resolution of any regulatory inquiry, investigation or proceeding, the initiation, outcome or settlement of any litigation, changes in environmental regulations in the U.S. or other jurisdictions that affect demand for or adoption of our products, anticipated future operating and financial performance for our segments individually and our company as a whole, business plans, prospects, targets, goals and commitments, capital investments and projects and target capital expenditures, plans for dividends or share repurchases, sufficiency or longevity of intellectual property protection, cost reductions or savings targets, plans to increase profitability and growth, our ability to make acquisitions, integrate acquired businesses or assets into our operations, achieve anticipated synergies or cost savings, the terms and timing for completion of the Tender Offer and Consent Solicitation, including the acceptance for purchase of any Notes validly tendered and any related Consents validly delivered, the expected Expiration Date and Settlement Dates thereof, and the satisfaction or waiver of certain conditions of the Tender Offer and Consent Solicitation and the redemption of the Notes, all of which are subject to substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements are based on certain assumptions and expectations of future events that may not be accurate or realized. These statements are not guarantees of future performance. Forward-looking statements also involve risks and uncertainties that are beyond Chemours’ control. Factors that may cause actual results to vary include, but are not limited to, conditions in financial markets and investor response to Chemours’ Tender Offer and Consent Solicitation. In addition, the current COVID-19 pandemic has significantly impacted the national and global economy and commodity and financial markets, which has had and we expect will continue to have a negative impact on our financial results. The full extent and impact of the pandemic is unknown and to date has included extreme volatility in financial and commodity markets, a significant slowdown in economic activity, and increased predictions of a global recession. The public and private sector response has led to significant restrictions on travel, temporary business closures, quarantines, stock market volatility, and a general reduction in consumer and commercial activity globally. Matters outside our control have affected our business and operations and may continue to limit travel of employees to our business units domestically and internationally, adversely affect the health and welfare of our personnel, significantly reduce the demand for our products, hinder our ability to provide goods and services to customers, cause disruptions in our supply chains, adversely affect our business partners or cause other unpredictable events. Additionally, there may be other risks and uncertainties that Chemours is unable to identify at this time or that Chemours does not currently expect to have a material impact on its business. Factors that could cause or contribute to these differences include, but are not limited to the risks, uncertainties and other factors discussed in our filings with the U.S. Securities and Exchange Commission, including in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021 and our Annual Report on Form 10-K for the year ended December 31, 2020. Chemours assumes no obligation to revise or update any forward-looking statement for any reason, except as required by law.

CONTACT:

INVESTORS

Jonathan Lock

VP, Corporate Development and Investor Relations

+1.302.773.2263

investor@chemours.com

NEWS MEDIA

Cassie Olszewski

Media Relations and Financial Communications Manager

+1.302.219.7140

media@chemours.com